Exhibit 10.24
PURCHASE AGREEMENT
Agreement Number SS02AUG2007
This Purchase Agreement (hereinafter the “Agreement”) is entered into between:
Contract Manufacturer

Plexus Services Corp. 55 Jewelers Park Drive Neenah, WI 54956

Hereinafter referred to as “Seller”

and

Hansen Medical, Inc. 380 North Bernardo Avenue Mountain View, CA 94043

Hereinafter referred to as “Buyer”.
In consideration for the mutual obligations herein contained, the Seller and Buyer (hereinafter referred to as the “Parties”) agree as follows:
1.	EFFECTIVE DATES

This Agreement shall commence and be effective as of September 21, 2007 and shall remain in effect for *** to order and to ship Products from the effective date of this Agreement unless terminated sooner under the provisions set forth herein. Thereafter, the Agreement may be extended for an additional period by mutual written agreement of the Parties.

2.	APPLICABLE DOCUMENTS

This Agreement contains the following Attachments, which are incorporated herein and made a part of this Agreement:

Attachment A — Plexus Markup Model

Attachment B — Intentionally Omitted

Attachment C — Intentionally Omitted

Attachment D — Mutual Nondisclosure Agreement (effective May 9, 2007)
*** = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

4.	PURCHASE AND SALE OF PRODUCT
4.1	Purchase and Sale

Subject to the terms and conditions of this Agreement, Buyer agrees to purchase for resale by Buyer and its distributors throughout the world, the Products described in applicable active quotations and Purchase Orders (each a “Product”), as such documentation may be changed from time to time by the Parties, in quantities specified by Buyer, and Seller agrees to manufacture and sell to Buyer such Products.

4.2	Authorization of Work/Purchase Orders

This Agreement, which is not considered a purchase order, sets forth the overriding terms and conditions of sale between Buyer and Seller. This Agreement does not authorize Seller to produce or deliver any Products. Buyer shall be responsible only for those Products which have been released on an official purchase order or as provided hereunder. Official purchase orders for Product may be issued, at Buyer’s discretion, from multiple locations of Buyer’s facilities of both domestic and international origins associated with any of Buyer’s Products.

On a quarterly or more frequent basis, Buyer shall provide to Seller, a nonbinding rolling quantity forecast of delivery requirements indicating the delivery requirements projected for the next *** for the Product. This forecast shall in no way be deemed a commitment for Buyer to purchase any Products. Buyer will issue purchase orders at least *** prior to the required delivery dates for Product. Buyer’s purchase orders and/or subsequent purchase order alterations for delivery with lead times of less than *** will be mutually agreed to by both Parties.

4.3	Component Purchases
4.3.1	DEFINITIONS

Component Lead-Time:	As defined in quarterly report provided by Seller.
Material Requirements Planning (“MRP”) Lead Time:	***
Dock to Stock Lead Time:	***
Minimum Buys:	As defined in quarterly report provided by Seller.
Non-Cancellable/Non-Returnable	As defined in quarterly report provided by Seller.
*** = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Calendar Days:	Unless otherwise specified, all days are to be considered calendar days throughout this Agreement
4.3.2	Seller will purchase on behalf of Buyer material in order to manufacture Buyer’s Products pursuant to quantity forecasts submitted by Buyer. Material will be purchased by Seller using purchasing practices as mutually agreed in writing by the Parties. Notwithstanding the rolling *** forecast indicated in Section 4.2, Seller will purchase materials to cover no more than the following time period:
Component Lead-Time + MRP Lead-Time + Dock to Stock Lead-Time taking into account Minimum Buys
5.	PURCHASE PRICE; PAYMENT TERMS
5.1	In consideration for the manufacture and sale to Buyer of the Products, Buyer shall pay to Seller the purchase price for the Products based upon the applicable quotation, which shall be based upon the general principles set forth in Attachment A.

5.2	Except as provided in this Agreement or applicable Purchase Orders or quotation documentation, the pricing stated shall be complete and the maximum charged to Buyer. No additional charges of any type shall be added without Buyer’s express written consent. Notwithstanding the foregoing, should the cost to Buyer on any given line item component on an active quotation, as negotiated by Seller with suppliers using commercially best efforts, exceed the quoted price for such line item component by **** or less, such variance shall be presumptively acceptable to Buyer without express written consent.

5.3	Seller warrants that the prices for the costed bill of material sold to Buyer hereunder are no less favorable than those currently extended to any other customer, provided that such material is sold under the same supply chain model and under the same minimum and economic order quantities.

5.4	On receipt of advance notification of Buyer’s increased requirements, additional Products may be added by mutual written agreement of the Parties.

5.5	Payment terms shall be net *** from the date of receipt of invoice of such Product with a discount of ***. Invoicing typically occurs within one (1) day after shipment of Product. Payment will occur via wire transfer.

5.6	Buyer and Seller agree to establish a “benchmark” of standard material cost for material purchased by Seller and used to produce Buyer’s Product and reviewed on a quarterly basis. This benchmark will be per the agreed on pricing as outlined
*** = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

in Seller’s quotation and attached as Attachment A. If market conditions affect the price of such material, Buyer and Seller will review the impact of such fluctuation and mutually agree in writing to any pricing changes arising therefrom.
6.	DELIVERY; TRANSPORATION
6.1	“Delivery Date” shall mean the date specified on Buyer’s Purchase Order, as mutually agreed upon by Buyer and Seller. Buyer expects *** the Products to be delivered on or *** before the Delivery Date. Seller shall immediately notify Buyer of any anticipated delays in shipment prior to the scheduled Delivery Dates specified on Buyer’s Purchase Order. Seller thereafter shall have *** to submit a recovery plan for Buyer’s approval.

6.2	Title and risk of loss of Products ordered by Buyer hereunder shall pass to Buyer, FOB, Seller’s City, State. Freight payment terms shall be freight collect. Buyer’s purchase order number must appear on all Bill of Lading copies. All shipments shall be made to Buyer via the carrier specified on the face of Buyer’s purchase order form.

6.3	Subject to the Warranty terms in Section 11, Buyer will be liable for payment only for quantities ordered and delivered. Unauthorized shipments delivered beyond Buyer’s ordered quantities shall be held at Seller’s risk and expense for a reasonable time awaiting shipping instructions. Shipping charges to and from Buyer’s purchasing locations for unauthorized shipments shall be at Seller’s expense. Seller agrees to pay shipping charges to Seller’s facility for all warranty returns shipped back to Seller within *** of Seller’s original ship date; otherwise shipping costs on such warranty returns shall be covered by Buyer; Seller will pay shipping charges back to Buyer’s facility on all warranty returns.

6.4	Invoices

Seller shall submit invoices that identify the following:
     Purchase order number
     Buyer’s part number
     Quantity of delivery
     Unit Price
     Date of Delivery
     Buyer’s Name
 Invoices shall not deviate in terms from this Agreement without Buyer’s express written consent.
*** = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

7.	CHANGES / IMPACTS ON COST
7.1	Definition

The term “Engineering Change” (hereinafter referred to as “EC”) shall mean mechanical or electrical design, material and/or specification changes which, if made to the Product to be supplied hereunder, would affect the delivery schedule, availability, performance, function, reliability, serviceability, form, appearance, fit, dimensions, tolerance, safety or purchase price of such Product or which, in Buyer’s opinion, would require additional testing and evaluation of the Product to ensure its suitability for Buyer’s intended purposes. Any such changes shall be subject to the terms as set forth in Section 7.2 and 7.3.

7.2	Seller’s Proposed Changes

Seller shall not make any significant process changes without the prior written notice to the Buyer (“Process Change”). Examples of such significant Process Changes shall include such actions as: changes in solder, flux, epoxies, wash chemistry, or changes in material profiles, but shall exclude the movement or relocation of assembly and test equipment, limited to Seller’s Production facility now located and known as “Seller Manufacturing Center, Seller Address”, which do not affect the Product’s form, fit, or function.

Seller shall promptly inform Buyer of any ideas it may have for ECs for the Product or the Process Change(s) used to manufacture the Product, as well as any cost increase or decrease associated with such change or improvement as long as such ECs are not in violation of confidentiality agreements relating to any other of Seller’s customers. ECs proposed by Seller shall be set forth in detail, in writing, and submitted to Buyer for comprehensive evaluation, testing and specification. In such writing, Seller shall include:
(a) the amount of rework necessary to implement any such EC,
(b) any increase or decrease in unit pricing of Products,
(c) lead time required to implement the proposed EC,
(d) impact on material that will become obsolete and/or
(e) any non-recurring engineering charge to implement the proposed EC.
Seller shall not proceed with any EC until Buyer provides its written approval. Seller shall deliver to Buyer upon request units of the Product incorporating the EC, to perform testing and evaluation prior to approving incorporation of the EC into the Product. Buyer and Seller agree to share *** any cost savings realized as a result of incorporation of the EC as submitted by Seller for a period of ***. After ***, all cost savings resulting from the EC shall pass to Buyer.
7.3	Buyer’s Proposed Changes

Buyer may, by written notice to Seller, require ECs to the Product. Seller shall use commercially best efforts to respond, in writing, to Buyer within *** of
*** = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

receipt of such notice, unless a longer period is mutually agreed upon in writing, with the following information:
   (a) the amount of rework necessary to implement any such EC,
   (b) any increase or decrease in unit pricing of Products,
   (c) lead time required to implement the proposed EC,
   (d) impact on material that will become obsolete and/or
   (e) any non-recurring engineering charges to implement the proposed EC.
Seller shall not proceed with any EC until Buyer provides its written approval. Subject to Buyer’s approval of the proposed EC, Seller may increase prices for the Product, spare parts and service tools pursuant to the mutual agreement of the Parties. ECs developed, initiated, and financed by Buyer, and resulting in cost-reduction of Products, will be fully realized in the price of Products listed in Attachment A.
7.4	Cost Reduction

Seller agrees to work in good faith toward cost-reduction efforts for the Products. Cost Reduction may include, but shall not be limited to: process improvements; value analysis; process changes; implementation of enhanced tooling; test or manufacturing equipment; improved subcontract sourcing; and process efficiencies associated with the learning curve process. Buyer expects and bases all future renewals of this purchase agreement on target cost decreases to be mutually agreed to in writing during the period of discussion prior to each contract renewal. Buyer agrees to make commercially best efforts in reviewing all suggestions for such cost-reduction promptly and assist Seller as required to implement cost reduction plans.

7.5	Changes in Delivery Schedules or Quantities
7.5.1	Schedule of Changes to Purchase Orders

Days Prior to Scheduled Delivery	Maximum Pushout Allowed
0-30 days	*** can be rescheduled.

31+days	*** of total volume can be rescheduled out to a maximum of *** from original scheduled delivery date.
7.5.2 Upside Flexibility (Purchase Order or Forecast)
Buyer may also require Seller to analyze the material feasibility of schedule increases proposed by Buyer. Seller shall use commercially best efforts to
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perform such analysis and respond in writing to Buyer within *** after receipt of the proposed schedule increases with the following information:
A.	Feasibility of proposed change;

B.	Parts critical to the proposed change
7.6	Limit of Liability for Excess and Obsolete Components
7.6.1	Obsolete Components: “Obsolete Components” shall be defined as material used in Buyer’s product for which there is no current or future demand. Buyer’s liability for Obsolete Components acquired in accordance to Section 4.3.2 and resulting from the implementation of an engineering change pursuant to Section 7, or demand cancellation from Buyer, shall be limited to current quoted price plus material overhead plus a *** handling fee as stated in Attachment A. Seller and Buyer agree to review obsolete components on a monthly basis, and to so agree and disposition such material. Payment terms are as set forth in section 5.5.

7.6.2	Excess Components: “Excess Components” shall be defined as those components exceeding *** of demand as a result of an engineering change and/or Buyer’s schedule changes, pursuant to Section 7 and acquired to meet Buyer’s original delivery date in accordance to Section 4.3.2. Buyer’s liability for components that exceed *** of demand, shall be handled with the following process:
a)	Plexus will offer a *** Excess threshold based upon the then current annual revenue. Plexus and Hansen agree to review the annual revenue projections and Excess threshold as part to of the Quarterly Business Review. (QBR)

b)	Upon written notice, Buyer’s payment of deposit monies in the sum of the current quoted price plus materials overhead as stated in Attachment A. Such deposit shall be held by Seller as a credit to Buyer’s account until material is either used in Buyer’s Products or dispositioned as obsolete in accordance with section 7.6.1 above. Deposit value will be to bring the Excess value back down to the Excess threshold percentage. Plexus and Hansen agree to review current Excess deposit on a quarterly basis and the deposit will be adjusted as appropriate. Payment terms are as set forth in section 5.5.

c)	Exclude material that is stocked by Seller’s distributor (“in-house stores”), unless otherwise noted.

d)	Plexus and Hansen will mutually work together to minimize any potential Excess Components. When Plexus is going to make a purchase of components or a change in forecast that has a line-item Excess of greater than ***, Plexus will work with Hansen to obtain written consent before any order or change is placed.

e)	Plexus and Hansen will mutually work together utilizing commercially best efforts to minimize any NCNR components. Plexus will give
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Hansen a list of all BOM items that are currently NCNR. Plexus will get written pre-approval for all NCNR components before any order is placed.
7.6.3	Seller shall make every reasonable effort to mitigate Buyer’s liability for components procured by Seller, including but not limited to, canceling commitments for, reselling or diverting the components purchased. Such mitigation shall be done before payments for Excess and Obsolete components as specified above in sections 7.6.1 and 7.6.2.
8.	TERMINATION
8.1	Mutual Agreement to Terminate at End Date of the Agreement

In the event Seller and Buyer do not agree to an extension of the term of this Agreement, Buyer shall have the right, subject to material availability, to continue providing purchase orders and forecasts for Products to be delivered on the dates specified by Buyer pursuant to the terms and conditions of this Agreement, and Seller shall continue manufacturing and selling Products to Buyer, so long as delivery of such Products is no later than *** after the termination of this Agreement. Material shall be deemed unavailable under this Section 8.1 if it is completely unavailable at any price. If the Buyer’s Purchase Order quantity cannot be completely filled due to unavailability of material, it should be filled to the extent that the material is available. The terms and conditions of this Agreement shall continue in full force and effect until the last delivery made on such Products. Buyer agrees to use its best effort to obtain a new supplier within ***.

8.2	For Cause

Either Party may terminate this Agreement immediately upon written notice to the other Party if: (i) the other Party has failed to cure a material breach of this Agreement or fails to submit an acceptable plan to cure said breach within *** after receipt of written notice of such breach from a Party; (ii) the other Party ceases to do business in the normal course, becomes insolvent, files a petition under the federal bankruptcy laws, or has such a petition filed against it which is not dismissed within *** after such filing, files for protection from its creditors under the insolvency laws of any state, has a receiver appointed with respect to any of its assets or makes a general assignment for the benefit of its creditors; or (iii) the other Party breaches the terms of the Proprietary Information Agreement per Attachment D. Termination under this Section 8.2 is in addition to any other right or remedy a Party may have under this Agreement, at law, or in equity. In no case, however, shall Buyer’s liability for termination of this Agreement or of any Purchase Orders pursuant to Section 8.2 of this Agreement exceed the following: Seller’s current quoted price plus material overhead as set forth in Attachment A
*** = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

for the material acquired pursuant to Section 4.3.2. Upon payment to Seller from Buyer for such material, Seller shall immediately deliver said material with title and risk of loss passing to Buyer upon delivery of said material. Payment terms are as set forth in section 5.5.

8.3	Buyer’s Termination for Convenience

Buyer may terminate for its convenience and without cause this Agreement and/or any purchase orders issued against this Agreement at any time in whole or part by delivering *** written notice of termination to Seller. Seller may terminate for its convenience and without cause this Agreement and/or any purchase orders issued against this Agreement at any time in whole or part by delivering *** written notice of termination to Seller. Seller shall make every reasonable effort to cancel all applicable purchase orders and reduce inventory through return for credit programs, allocating materials for alternate programs if applicable, reselling, and all other appropriate actions in order to mitigate charges associated with finished goods, work in process, and raw materials resulting from cancellation. Any costs that may be incurred to make such mitigation will be reviewed by the Buyer and approved by Buyer prior to any commitment by Seller to incur such costs. Buyer’s liability to Seller for any quantity of Excess Components and/or Obsolete Components procured by Seller pursuant to Section 4.3 shall be limited to Seller’s current quoted price plus material overhead as set forth in Attachment A. In no case, however, shall Buyer’s liability for termination of this Agreement or of any Purchase Orders pursuant to Section 8.3 of this Agreement exceed the following:
A.	For Products scheduled for delivery within *** from the date of termination of this Agreement, Buyer will be liable for up to *** of purchase price.

B.	For Products scheduled for delivery *** from date of termination of this Agreement, Buyer will be liable for actual work in process (materials plus labor incurred).

C.	For Products scheduled for delivery *** from the date of termination of this Agreement, Buyer will not be liable for any costs incurred by Seller, other than reasonable transition cost.

D.	For Obsolete Components under Section 7.6, current quoted price plus material overhead plus a *** handling fee as set forth in Attachment A for the material acquired pursuant to Section 4.3.2.
Upon written notice to Seller from Buyer for return of the material, Seller shall immediately deliver to Buyer said material with title and risk of loss passing to Buyer upon delivery of said material. Payment terms are as set forth in section 5.5.
*** = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

9.	ACCEPTANCE
9.1	All material purchased in support under this Agreement shall be in compliance with Buyer’s written specifications and documentation in effect as of the effective date of this Purchase Agreement unless such specifications or documentation have been superseded by other specifications or documentation agreed to between Buyer and Seller.

9.2	At no additional charge to Buyer, Buyer may witness Seller’s performance and compliance with provisions of this Agreement through periodic process reviews at Seller’s location at mutually agreeable times. Records of all inspection work done by Seller, including equipment inspection and calibration, shall be made available to Buyer at reasonable times upon request.
10.	QUALITY
10.1	Buyer expects Seller to meet the quality levels as mutually agreed upon by the Buyer/Seller Bi-Weekly Quality Team for Product delivered pursuant to this Agreement. Buyer agrees to communicate bi-weekly to Seller in the Buyer/Seller Production Team meeting, per the standard meeting format for reporting in this meeting, the percentage of Products conforming to the Product acceptance criteria. In addition, Buyer will issue a monthly report of unacceptable Products, which shall include the Purchase Order Number against which the Product was received, the Buyer Discrepant Material Report Number, the date of rejection, the reason for rejection, and the rejection rate as determined by dividing the number of Products received by the number of Products rejected during such monthly period.

10.2	In the event Seller fails to maintain the quality levels required in Section 10.1, Buyer will notify Seller in writing of such failure, and Seller thereafter shall have *** to submit a plan of corrective action for Buyer’s approval. Such plan shall include: (i) a recovery plan to supply conforming Products to Buyer’s requirements within *** and (ii) a plan to ensure continuous supply of conforming Products thereafter. In the event Seller is unable to adhere to the corrective action plan as approved by Buyer, Seller shall be considered in breach of this Agreement.

10.3	Seller agrees to inform Buyer of any manufacturing process change as that term “Process Change” is previously defined in Section 7.2 of this Agreement.

10.4	The Seller agrees to establish and maintain a complete Project Team including: Customer Manager/Director, Program Manager, Process/Manufacturing Engineer, Quality Engineer, Test Manager and a Material Team Leader (“Team Members”). The Seller will provide upon request from the Buyer a Monthly Program Status Report including details on all of the above functional areas. The format for this report will be mutually agreed upon on at a later date.
*** = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

10.5	In the event that Seller must replace any Team Member, such replacement shall be subject to prior written approval by Buyer. Seller shall be responsible for the training of any such approved Team Member replacement, and shall bear all costs associated with training, including but not limited to, travel, training expenses and other training-related costs. With the exception to Team Members subject to resignation, termination, promotion, or reassignment to a different position, Seller shall provide a one-month overlap between the previous Team Member and the replacement Team Member, such that the previous Team Member shall work with the replacement Team Member for at least one month to facilitate the transition.

10.6	In any event, Buyer shall have access and communication with the Team Members, through the Customer Manager/Director and Program Manager, who shall respond to Buyer’s inquiries within ***. Buyer shall have access to: (a) build-to-print documentation, (b) quality data and reports relating to the Products, (c) material/inventory status, and (d) test and statistical process control data relating to the Products, with *** notice.

10.7	In the event that Seller unilaterally decides to switch production from its Boise, Idaho facility to a facility in a different location, Seller must obtain Buyer’s prior written approval, and Seller shall bear all costs and expenses associated with such change. If the change in facilities prevents the Seller from fulfilling its obligations according to the terms of this Agreement, then Seller shall be considered in material breach of this Agreement, subject to termination in accordance with Section 8.2. In the event of a change in facility under this subsection, (a): Seller shall not charge Buyer a facility cost rate structure any greater than the then facility cost rate structure charged in connection with the Boise, Idaho facility; and (b) the pricing model set forth in Attachment A shall not increase without Buyer’s written approval.
11.	WARRANTY
11.1	Seller warrants to Buyer that (i) it has the right and authority to enter into this Agreement and to perform its obligations hereunder, (ii) the manufacturing process used in the manufacture of the Products shall not infringe any patent or violate any intellectual property or proprietary rights of any third party, including but not limited to copyright, trademark or trade secret rights anywhere in the world, (iii) the Products delivered under this Agreement shall be free from defects in workmanship, for a period of *** from the date of shipment of the Product, (iv) the Products will conform in all material respects to the applicable specifications, and (v) the Products will be delivered to Buyer free of all liens, claims and encumbrances. Product shall conform to all manufacturing related recent specifications supplied by Buyer, inclusive but not limited to: Bill of Materials; Assembly Drawings; Component Drawings/Specifications; and Test Specifications. Seller agrees that if the material furnished to Buyer contains manufacturer’s warranty, Seller shall assign, to the extent legally permissible,
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manufacturer’s warranty to Buyer. Seller shall manage all materials warranty claims on behalf of Buyer.

11.2	Seller agrees to determine reparability and to either replace or correct defects of any Products not conforming to the foregoing warranty within *** after receipt of Product by Seller without labor expense to Buyer, when notified of such nonconformity by Buyer or, as mutually agreed upon by Buyer and Seller.

11.3	All Products returned under warranty to Seller shall have an RMA number issued and shall be accompanied by Buyer’s written statement of the reason for return.

11.4	Seller shall comply with reasonable requests to supply failure analysis reports on all Products returned to the Seller for repair or replacement.

11.5	In the event of failure by Seller to correct defects in or replace nonconforming Products promptly, Seller will issue a credit for the purchase price of the nonconforming goods, after *** notice to Seller from Buyer.

11.6	This warranty shall survive termination of purchase orders issued pursuant to this Agreement, or termination of this Agreement itself.

11.7	Seller and Buyer agree to enter into good faith negotiations for Seller to supply spare parts and to repair the Products for a minimum of *** after completion of Buyer’s final Production order, under a separate agreement, and provided that Seller has access to appropriate test fixtures and equipment.

11.8	THE WARRANTIES SET FORTH IN THIS SECTION ARE IN LIEU OF, AND SELLER EXPRESSLY DISCLAIMS AND BUYER WAIVES ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR ARISING BY COURSE OF DEALING OR PERFORMANCE, CUSTOM, USAGE IN THE TRADE OR OTHERWISE, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE AND FITNESS FOR A PARTICULAR PURPOSE.
12.	OUT-OF-WARRANTY REPAIR SERVICES, REFURBISHMENT AND SPARE PARTS PROVIDED BY SELLER.

Seller agrees to provide out-of-warranty repair, replacement and refurbishment services and spare parts with respect to the Products. Such services and spare parts shall be negotiated between the parties in good faith in accordance with this section. Seller and Buyer agree to enter into good faith negotiations for Seller to repair out-of-warranty Products and provide spare parts for Products for a period of not less than *** from the last production ship date of the Product under a separate agreement, and provided that Seller has access to appropriate test fixtures and equipment.
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13.	END-OF-LIFE NOTIFICATIONS

As Seller is notified by component suppliers and distributors of the end of availability of a given part due to obsolescence or manufacturing changes, Seller will notify Buyer immediately in writing with attached documentation from the supplier or distributor supporting the notification. Seller will work with suppliers and distributors to give as much advanced notice as possible to Buyer, and to reduce the exposure of loss of material availability by seeking alternate sources or allocations. Seller will seek distributors who will bond end-of-life material for Buyer’s use to mitigate the need for end-of-life buys, to avoid, if possible, non-cancellable/non-returnable requirements and to minimize any additional handling or storage fees.

14.	MISCELLANEOUS
14.1	Confidentiality and Intellectual Property; Design Exclusivity

Confidentiality and Intellectual Property. Any technical, financial, business or other information provided by one party (the “Disclosing Party”) to the other party (the “Receiving Party”) and designated as confidential or proprietary (“Proprietary Information”) shall be held in confidence and not disclosed and shall not be used, pursuant to the Mutual Nondisclosure Agreement signed by the Parties on May 9, 2007, incorporated by reference herein and duplicated for convenience in Attachment D. The terms and conditions of the Mutual Nondisclosure Agreement shall stay in effect until the termination, cancellation or expiration of this Agreement, regardless of the term of such agreement.

14.2	Force Majeure

Delay or default in performance arising from acts of God or contingencies beyond the reasonable control of either Party hereto shall not be deemed a breach of this Agreement by such Party. The affected Party shall notify the other Party within *** of discovery and/or occurrence of such acts or contingencies. In the event of any such act or contingency affecting Seller’s performance beyond ***, Buyer at its option, may elect either to have the quantities so affected eliminated or to extend the period for delivery of the quantities so affected. Such elimination or extension shall be governed by Section 7.5 and Section 8.

14.3	Limitation of Liability / Indemnity

Neither Party shall be liable for any special, incidental, indirect or consequential damages, including reimbursement for lost profits, whether in contract or in tort, and regardless of whether or not it was advised of the possibility or certainty of such damage, arising from either Party’s performance under this Agreement.

Seller shall defend, indemnify and hold Buyer and its officers, directors, agents and employees harmless from liability (including all damages, losses, costs and
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attorneys fees) arising out of (i) infringement by the Seller’s manufacturing process, know-how, and/or trade secrets used in manufacturing the Products of any intellectual property rights of any third party, including patent rights, trademark rights, copyrights or other proprietary rights, or (ii) the negligence or willful misconduct of Seller.
Buyer shall defend, indemnify and hold Seller and its officers, directors, agents and employees harmless from liability (including all damages, losses, costs and attorneys fees) arising out of sale or use of the Product, including but not limited to product related liabilities or intellectual property infringement.
14.4	Forms of Notice; Document Ownership

All notices under this Agreement shall be in writing, and shall be deemed given when personally delivered, when sent by confirmed fax, or three days after being sent by prepaid certified or registered U.S. mail to the address of the party to be noticed as set forth herein or such other address as such party last provided to the other by written notice.

All documents that Buyer submits to Seller are owned by Buyer. These shall not be used by Seller for any purpose other than to produce (including any purchase of components) Products for Buyer under the terms and conditions of this Agreement. All such documents shall be deemed Proprietary Information under the terms of the Mutual Nondisclosure Agreement, effective May 9, 2007, set forth in Attachment D. Upon the earlier to occur of expiration or termination of this Agreement and Buyer’s request, Seller will deliver promptly to Buyer all of these documents and any copies thereof.

14.5	Tooling Rights

All tooling produced or obtained for the Product delivered hereunder and paid for by Buyer shall become and remain the property of Buyer. The title to all tooling purchased or manufactured pursuant to this Agreement shall pass to Buyer upon acceptance by Buyer, in the form of authorization of payment of the invoice, for said tooling and prior to the time the tooling is used by Seller. Such tooling shall be used by Seller only for the benefit of Buyer, and shall be delivered to Buyer upon request. Seller shall provide Buyer with a complete inventory of tooling created or procured for Buyer.

14.6	Assignments

No right or interest in this Agreement or obligation under this Agreement shall be assigned by either Buyer or Seller, excepting from an assignment to a wholly-owned subsidiary or affiliate of either Buyer or Seller, now located and known as “Seller Manufacturing Center, Seller Address”, without the prior written permission of the other Party, provided, however, that Buyer may assign this

Agreement to another Party without the prior written permission of Seller for the purpose of such other Party’s incorporating the Product into Products to be sold by Buyer.

14.7	Advertising

Neither Party shall advertise, market, or otherwise make known to others any information relating to this Agreement without the prior written consent of the other Party except as required by law or regulation.

14.8	Failure to Enforce/Waiver

The failure of either Party, at any time, to enforce any of the provisions of this Agreement shall not be construed to be a waiver of the right of such Party thereafter to enforce each and every provision of this Agreement.

14.9	Relationship of the Parties

The relationship between the Parties is that of independent contractors. No franchise, partnership, joint venture or relationship of principal and agent is intended. The Parties agree that they shall not take any action or omit to take any action, the effect of which act or omission shall obligate or bind the other Party to any act, commitment, obligation or payment to third Parties, including governmental agencies, without the written consent of the other Party of except as authorized by this Agreement. Nothing contained herein is intended to or shall confer in either Party any right to effect any decisions of the other Party with respect to the other Party’s conduct of its business.

14.10	Epidemic Failure

“Epidemic Failure” shall mean those substantial deviations from the specifications which seriously impair the use of Products existing at the time of delivery but which are not reasonably discernible at that time and which are evidenced by an identical, repetitive defect due to the same cause and occurring in the same series of the Products and exceeding *** of the Products delivered within *** of the date of manufacture. In the event an epidemic failure is identified by Buyer, Buyer agrees to consult with Seller and the Parties agree to mutually address the failure and reasonable remedial actions necessary to resolve the failure mode.

14.11	Modification

This Agreement, including the Attachments here to, may not be modified or terminated orally, and no claimed modification, termination, or waiver shall be binding unless in writing and signed by both Parties.
*** = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

14.12	Applicable Law

This Agreement will be governed by and construed in accordance with the laws of the State of New York.

14.13	Audit

At any time during working hours upon reasonable notice, Buyer shall have the right to audit Seller’s manufacturing facilities and processes. Such audit shall be on an annual basis, provided that such audit may occur more frequently if Buyer has any concerns about such facilities and processes. The audit will only be of those areas that are directly related to Buyer’s Product.

14.14	Integration

Except for the terms of the Mutual Nondisclosure Agreement between the Parties effective May 9, 2007, this Agreement embodies the entire understanding between the Parties, and any prior or contemporaneous representations, either oral or written, are hereby superseded. No amendments or changes to this Agreement shall be effective unless made in writing and signed by authorized representatives of the Parties. In the event of conflict between the terms of this Agreement, and the terms of any other related agreement between the Parties (such as a purchase order), the terms of this Agreement shall control unless mutually agreed to the contrary in writing by the Parties on a case-by-case basis. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement shall be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement shall continue in full force and effect.

AGREED AND ACCEPTED

SELLER	BUYER
Plexus Services Corp.	Hansen Medical, Inc.

/s/ Todd Kelsey	/s/ Gary Restani

Signature	Signature

Todd Kelsey — V.P.	Gary Restani President & COO

Name & Title	Name & Title

10/9/07	10/10/07

Date	Date

[Intentionally left blank]
Signature

[Intentionally left blank]
Name & Title

[Intentionally left blank]
Date

Attachment A
***
*** = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.